Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

Corporate Contact:	Investor Relations:

MTS Medication Technologies, Inc.	Porter, LeVay & Rose, Inc.
Michael Branca, CFO	Michael Porter, Investor Relations
Phone: 727-576-6311, Ext. 464	Vince Daniels, V.P., Investor Relations
Fax: 727-573-1100	Phone: 212-564-4700
ir@mts-mt.com	Fax: 212-244-3075
plrmail@plrinvest.com

MTS MEDICATION TECHNOLOGIES ANNOUNCES THIRD QUARTER AND NINE-MONTH RESULTS

Revenue Up 23% in the Nine-Month Period

Pro Forma Net Income Available To Common Stockholders Up 24% in the Nine-Month Period

ST.PETERSBURG, FLORIDA – February 2, 2005 – MTS Medication Technologies (AMEX:MPP) today announced results for the third quarter and nine months ended December 31, 2004. The results are presented on both a pro forma basis and in accordance with Generally Accepted Accounting Principals (GAAP). The pro forma results shown in this press release eliminate, from the results of operations, certain non-operational items that are included in the GAAP results. These items include costs associated with the early repayment of subordinated debt, a restricted stock grant and the relocation of the Company’s headquarters, which are discussed in more detail below.

The Company believes that presenting the information on a pro forma basis assists the readers in gaining a better understanding of its operational results, especially when comparing those results with previous periods. Management uses this pro forma information, in addition to GAAP information, as the basis for measuring the Company’s ongoing operating performance and comparing that information with the performance experienced in the prior periods. Pro forma information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.

The Company previously announced events that occurred in the third quarter of this fiscal year that would impact its results of operations presented in accordance with GAAP. These events were accelerated amortization of leasehold improvements that were abandoned when the Company relocated its facility in October and the costs associated with the Company’s relocation. For the nine-month period, the results also include costs associated with the early repayment of subordinated debt and the cost associated with the restricted stock grant awarded to its former CFO.

Third Quarter Results

Net sales for the third quarter increased 4% to $10.0 million from $9.6 million in the prior year. Pro forma operating profit decreased 33% to $1.1 million from $1.6 million in the third quarter of the prior year. Operating profit was $707,000 on a GAAP basis and included previously announced charges of approximately $13,000 associated with the acceleration of amortization of certain leasehold improvements that were abandoned when the Company moved to a new facility in October 2004, $10,000 for the tax liability related to the restricted stock grant awarded to the Company’s former CFO and costs and expenses of $344,000 associated with the Company’s move. Pro forma net income available to common stockholders decreased 19% to $551,000 from $679,000 in the third quarter of the prior year. Pro forma diluted earnings per common share decreased 18% to $0.09 from $0.11 in the third quarter of the prior year excluding after tax charges of approximately $228,000 associated with charges mentioned above. Net income available to common stockholders for the third quarter was $323,000 on a GAAP basis and the fully diluted net income per common share was $0.05 on a GAAP basis compared with $679,000 and $0.11 per diluted common share in the third quarter of the prior year.

Pro forma gross profit margin for the third quarter of fiscal 2005 was 36.5% compared with 40.7% for the same period in fiscal 2004. This decrease in margin was caused in part by operating inefficiencies in the manufacturing process related to the move to a new facility in October 2004. On a GAAP basis, the gross profit margin was 35.8% compared to 40.7% in the third quarter of the prior year. The difference between GAAP and pro forma gross profit margin is $65,000 of costs associated with the Company’s move in October.

Pro forma SG&A expenses for the third quarter of fiscal 2005 were $2.2 million compared with $2.0 million for the same period of fiscal 2004. Pro forma SG&A expenses were 21.8% of revenue in the third quarter of fiscal 2005 compared with 21.1% of revenue in the same period in fiscal 2004. This increase was primarily due to increases in personnel, employee benefit costs and legal and professional fees. On a GAAP basis, SG&A expenses were $2.5 million compared to $2.0 million in the third quarter of the prior year. The difference between GAAP and pro forma SG&A expense in the third quarter is the expense of $279,000 associated with the Company’s move and $10,000 for the tax liability related to the restricted stock grant awarded to the Company’s former CFO.

Nine Months Results

Net sales for the nine months ended December 31, 2004 increased 23% to $30.3 million compared with $24.6 million in the same period of the prior year. Pro forma operating profit was $3.5 million, compared with $3.5 million in the same period of the prior year. Operating profit was $2.5 million on a GAAP basis and included previously announced charges of $250,000 associated with the acceleration of amortization of leasehold improvements, $344,000 of costs and expenses associated with the Company’s move and $362,000 related to the restricted stock grant. Pro forma net income available to common stockholders for the nine months ended December 31, 2004 increased 24% to $1.7 million as compared with $1.3 million for the same period of the prior year. Pro forma diluted earnings per common share increased 18% to $0.26 in the nine-month period from $0.22 in the same period of the prior year. Including after tax charges of approximately $1.5 million associated with acceleration of the amortization of leasehold improvements, the costs and expenses associated with the Company’s move, the restricted stock grant and charges associated with the early repayment of the Company’s subordinated debt, the net income available to common stockholders for the nine-month period was $162,000 on a GAAP basis, and the fully diluted net income per common share was $0.05 on a GAAP basis compared with net income available to common shareholders of $1.3 million and $0.22 per diluted common share in the same period of the prior year.

Pro forma gross profit margin for the nine-month period was 37.7% compared with 39.4% in the same period of the prior year. This decrease is primarily due to higher OnDemand® sales in for the nine-month period in fiscal 2005 than in the same period of the prior year, which carry a lower gross profit margin than the disposable products. On a GAAP basis, the gross profit margin was 37.4% compared to 39.4%. The difference between GAAP and pro forma gross profit margin is $65,000 of costs associated with the Company’s move in October.

Pro forma SG&A expenses for the nine-month period were $6.8 million compared with $5.3 million in the same period of the prior year. Pro forma SG&A expenses were 22.3% of revenue in the nine-month period compared with 21.5% in the same period of the prior year. On a GAAP basis, the SG&A expense was $7.4 million compared to $5.3 million. The difference between GAAP and pro forma SG&A expense for the nine-month period is the expense of $279,000 associated with the Company’s move in October and the expense of $362,000 for the stock grant award to the Company’s former CFO.

Todd Siegel, President and Chief Executive Officer, commented, “We are pleased that despite the disruption of moving our entire operation during this quarter, we recorded revenue of $10,000,000, which represents a slight growth from the prior year. The relocation of our operations was a significant undertaking and included some short term operating inefficiencies, which affected our margins. We commend and thank our employees on their impressive efforts to return to normal operations quickly. Although October and November production rates were lower than expected, we managed to end the quarter with a record production month in December. In addition, we were pleased with the fact that our pro forma SG&A costs for this quarter have begun to level off.”

“For the nine-month period, our Company has achieved record revenue and strong growth in pro forma net income available to common stockholders and earnings per common share. In addition, our cash flow from operations remains strong, and during the first nine months of the year, we have reduced our debt by approximately $1.4 million while making significant investments in product development and the new facility. Our lower level of debt combined with the reduction in interest rates we achieved when we refinanced our subordinated debt earlier this year allowed us to cut interest expense by more than one-half during the third quarter of this year compared with the same period of the prior year.”

“Our core disposable business and UK operations remain strong, and we installed three OnDemand machines in the third quarter, bringing our total to nine for this year. We continue to make good strides in what is a long sales cycle and we believe that we are on track for 12 to 14 machine sales this fiscal year.”

Financial Outlook

The following are forward-looking statements, representing management’s current best estimate of likely results. There can be no assurance that the Company’s actual results will not vary materially from the guidance set forth below.

MTS management offers the following revised guidance for the fiscal year ending March 31, 2005:

Revenue for fiscal 2005 is expected to be in the range of $41.0 million to $42.0 million. GAAP diluted earnings per common share for fiscal 2005 are expected to be in the range of $0.15 to $0.19. Pro forma diluted earnings per common share for fiscal 2005 are expected to be in the range of $0.36 — $0.40. The decrease in earnings per common share guidance for fiscal 2005 is due primarily to lower revenue expectations, increased costs associated with the new facility, personnel and health benefit costs and legal and professional fees largely associated with Sarbanes-Oxley compliance and related governance matters.

The reconciliation of the pro forma diluted earnings per share and diluted earnings per share presented in accordance with GAAP is as follows:

1.     Charges associated with the early repayment of the Company’s subordinated debt ($.13).
2.     Charges associated with the relocation of the Company’s operations ($.05).
3.     Charges associated with the restricted stock grant ($.03).

The effect of each of the charges above has been presented net of tax, and as it relates to the acceleration of the amortization of the original issue discount associated with the early repayment of the subordinated debt, adjusted for the reduction in income tax benefits that result from the difference in the amount of original issue discount the Company may deduct for tax purposes and the amount of the original issue discount that has been recorded for financial statement purposes.

Notice of Conference Call

Management of the Company will host a conference call Wednesday, February 2, 2005 at 11:00 a.m. ET. To access the conference call, please call 888-335-6674. A digital replay will be available and may be accessed by visiting the Company’s web site at www.mts-mt.com.

Founded in 1984, MTS Medication Technologies (www.mts-mt.com) is an international provider of medication compliance packaging systems designed to improve medication dispensing and administration. MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. The Company serves more than 3,000 institutional pharmacies in the long-term care and correctional facility markets, both domestically and internationally.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding the continuing of any trend or any expected increases in sales are forward-looking statements, as is any statement regarding the number of OnDemand® machines expected to be sold in fiscal year 2005.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. Statements in the Press Release describe factors, among others, that could contribute to or cause such differences. Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, labor disputes, customer rejection of any installed OnDemand machine, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, hurricanes, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

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MTS MEDICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands; Except Earnings Per Share Amounts)

(Unaudited)

	Quarter Ended

	December 31, 2004				December 31, 2003

	Pro Forma	Pro Forma Adjustment		GAAP	GAAP

Revenue:
Net Sales	$10,008			$10,008	$9,582
Costs and Expenses:
Cost of Sales	6,360	65	(1)	6,425	5,684
Selling, General and Administrative	2,182	289	(1)	2,471	2,023
Depreciation and Amortization	392	13	(2)	405	282

Total Costs and Expenses	8,934	367		9,301	7,989

Operating Profit	1,074	(367)		707	1,593

Other Expenses:
Interest Expense	97			97	221
Amortization of:
Original Issue Discount	0			0	62
Financing Costs	8			8	128

Total Other Expenses	105	0		105	411

Income Before Income Taxes	969	(367)		602	1,182

Income Tax Expense	363	(139	) (3)	224	448

Net Income	$606	$(228)		$378	$734

Convertible Preferred Stock Dividends	55			55	55

Net Income Available to Common Stockholders	$551	$(228)		$323	$679

Net Income Per Common Share - Basic	$0.10			$0.06	$0.13

Net Income Per Common Share - Diluted	$0.09			$0.05	$0.11

Weighted Average Shares Outstanding - Basic	5,703			5,703	5,045

Weighted Average Shares Outstanding - Diluted	7,123			7,123	6,937

(1)	$229,000 of certain costs and expenses associated with the Company's move in October 2004 and $10,000 for the tax liability related to the restricted stock grant awarded to the Company's former CFO.
(2)	Acceleration of amortization of leasehold improvements due to termination of previous lease.
(3)	Tax effect of (1) and (2).

MTS MEDICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands; Except Earnings Per Share Amounts)

(Unaudited)

	Nine Months Ended

	December 31, 2004				December 31, 2003

	Pro Forma	Pro Forma Adjustment		GAAP	GAAP

Revenue:
Net Sales	$30,270			$30,270	$24,613
Costs and Expenses:
Cost of Sales	18,870	65	(1)	18,935	14,905
Selling, General and Administrative	6,755	641	(2)	7,396	5,301
Depreciation and Amortization	1,181	250	(3)	1,431	867

Total Costs and Expenses	26,806	956		27,762	21,073

Operating Profit	3,464	(956)		2,508	3,540

Other Expenses:
Interest Expense	393	120	(4)	513	630
Amortization of:
Original Issue Discount	62	741	(5)	803	186
Financing Costs	71	420	(5)	491	299

Total Other Expenses	526	1,281		1,807	1,115

Income Before Income Taxes	2,938	(2,237)		701	2,425

Income Tax Expense	1,107	(733	) (6)	374	918

Net Income	$1,831	$(1,504)		$327	$1,507

Convertible Preferred Stock Dividends	165			165	165

Net Income Available to Common Stockholders	$1,666	$(1,504)		$162	$1,342

Net Income Per Common Share - Basic	$0.30			$0.03	$0.27

Net Income Per Common Share - Diluted	$0.26			$0.05	$0.22

Weighted Average Shares Outstanding - Basic	5,626			5,626	5,005

Weighted Average Shares Outstanding - Diluted	7,143			7,143	6,796

(1)     Certain costs associated with the Company's move in October 2004.
(2)     Issuance of restricted stock grant in September ($362,000) and certain expenses associated with the Company's move ($279,000).
(3)     Acceleration of amortization of leasehold improvements due to termination of previous lease.
(4)     Prepayment penalty associated with early repayment of subordinated debt.
(5)     Acceleration of amortization of original issue discount and financing costs due to early repayment of subordinated debt.
(6)     Tax effect of (1), (2), (3) and (4). Adjusted for the permanent difference between the carrying value of the subordinated note for book and tax purposes.

MTS MEDICATION TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

ASSETS

	December 31,	March 31,
	2004	2004

	(Unaudited)

Current Assets:
Cash	$102	$59
Accounts Receivable, Net	6,773	6,712
Inventories, Net	4,405	3,918
Prepaids and Other	245	411
Deferred Tax Benefits	2,075	2,309

Total Current Assets	13,600	13,409

Property and Equipment, Net	4,620	4,002
Other Assets, Net	2,920	3,410

Total Assets	$21,140	$20,821

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current Maturities of Long-Term Debt	$385	$272
Current Maturities of Related Party Note Payable	285	244
Accounts Payable and Accrued Liabilities	4,460	4,341

Total Current Liabilities	5,130	4,857

Lease Incentive	359	0
Long-Term Debt, Less Current Maturities	5,677	7,010
Related Party Note Payable, Less Current Maturities	816	1,030

Total Liabilities	11,982	12,897

Stockholders' Equity:
Common Stock	57	49
Preferred Stock	2	2
Capital In Excess of Par Value	13,325	12,426
Accumulated Deficit	(3,898)	(4,225)
Treasury Stock	(328)	(328)

Total Stockholders' Equity	9,158	7,924

Total Liabilities and Stockholders' Equity	$21,140	$20,821